UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On October 10, 2012, Lexington Realty Trust, which we refer to as the Trust, entered into an Underwriting Agreement, dated as of October 10, 2012, which we refer to as the Underwriting Agreement, among Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein, which we collectively refer to as the Underwriters, on the one hand, and the Trust and Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which we collectively refer to as the Operating Partnerships, on the other hand. Pursuant to the terms and conditions of the Underwriting Agreement, the Trust agreed to sell to the Underwriters 15,000,000 of its shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, at a price of $9.072 per share, and the Trust granted the Underwriters an option to purchase up to an additional 2,250,000 Common Shares, which we refer to as the Option Shares, to cover over-allotments, if any, at the same price. On October 11, 2012, the Underwriters exercised their option to purchase all of the Option Shares.

The Underwriting Agreement contains customary representations, warranties and covenants by the Trust and the Operating Partnerships. It also provides for customary indemnification by each of the Underwriters and the Trust and the Operating Partnerships for certain losses or damages arising out of or in connection with the sale of the Common Shares.

The offering was made pursuant to the Trust's effective shelf registration statement on Form S-3 (File No. 333-183645) filed with the Securities and Exchange Commission and effective as of August 30, 2012, a preliminary prospectus supplement relating to the Common Shares, dated October 9, 2012, and a final prospectus supplement relating to the Common Shares, dated October 10, 2012. The closing of the offering is expected to occur on October 15, 2012, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

On October 11, 2012, Venable LLP delivered its legality opinion with respect to the Common Shares, a copy of which is attached hereto as Exhibit 5.1.

On October 9 and 10, 2012, we issued press releases relating to the offering of the Common Shares. Copies of the press releases are attached as Exhibits 99.1 and 99.2.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

1.1	Underwriting Agreement, dated as of October 10, 2012.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Press Release issued October 9, 2012.
99.2	Press Release issued October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 12, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated as of October 10, 2012.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Press Release issued October 9, 2012.
99.2	Press Release issued October 10, 2012.